Exhibit 99.1

         Courier Boosts Education Profile with Moore Langen Acquisition

     NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--Oct. 17, 2005--Courier Corporation (Nasdaq: CRRC), one of America's leading book manufacturers and specialty publishers, today announced that it has acquired Moore-Langen Printing Company, Inc., an Indianapolis-based printer specializing in book covers and known for innovative production techniques. The acquisition greatly expands Courier's in-house cover capacity in response to rising textbook demand as well as growing interest in the sophisticated design options Moore Langen supports.
     "With Moore Langen, we have not only tripled our in-house cover printing capacity, but substantially enhanced our ability to supply publishers with textbooks that stand out from the rest," said Courier Chairman and Chief Executive Officer James F. Conway III. "In an age of constant media stimulation, teachers need all the help they can get to keep students focused on schoolwork. Moore Langen covers, with their stylish use of specialty foils, holographic images and advanced finishing techniques, give our publishing customers an extra way to reach out to students and teachers with a state-of-the-art look and feel. We are proud to welcome this nationally respected printing firm into the Courier family."
     Founded in 1864, Moore Langen has a long history of service to educational publishers. In recent years it has also gained widespread recognition as a technology leader, particularly for its precise printing of registered holograms. "We have already collaborated extensively with Courier as a supplier," said Moore Langen President and Chief Executive Officer Sue Ann Werling. "Our three Indiana locations are within easy reach of Courier's Kendallville plant, and our organizations have very compatible philosophies. By joining forces now, we both gain--and so do our customers. Becoming part of Courier enhances Moore Langen's ability to grow, which is good news for our eighty-plus employees. At the same time, it reinforces Courier's industry-leading service capabilities in the high-growth textbook market."
     Following the transaction, Moore Langen is expected to continue to operate under its own name and management team within Courier's book manufacturing segment. The acquisition is expected to be slightly accretive to Courier earnings for its 2006 fiscal year.

     About Courier Corporation

     Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two business segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

     This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders, changes in raw material costs, pricing actions by competitors, consolidation among customers and competitors, success in the integration of acquired businesses, unanticipated changes in operating expenses, changes in technology, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in tax regulations, and general changes in economic conditions, including currency fluctuations and changes in interest rates. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.


     CONTACT: Courier Corporation
              James F. Conway III, Chairman,
              President and Chief Executive Officer
              or
              Robert P. Story, Jr.
              Senior Vice President and
              Chief Financial Officer
              978-251-6000
              www.courier.com